UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2010

KaChing KaChing, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-132107	58-2667713
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Coronado Center Drive
Suite 120
Henderson, Nevada89051
(Address of principal executive offices, including zip code)

(702) 589.7555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Asset Purchase Agreement

On November 15, 2010 KaChing KaChing, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with ShopToEarth, Inc., a Nevada corporation (“STE”) and a direct sales affiliate e-commerce online retailer. Under the Agreement, the Company agreed to issue 2,231,295 shares of its common stock (1,231,295 to be distributed immediately and 1,000,000 to be held in escrow)  for certain selected assets, which includes intellectual property, trademarks, marketing materials, and sales representatives relating to STE’s business.  The Company is assuming a nominal amount of liabilities, limited to what is specially defined in the Agreement. The Agreement further contains an earn-out provision that provides for the release from escrow of the aforementioned 1,000,000 shares of the Company’s common stock.  The common stock releases will begin on the seven month anniversary of the transaction upon the attainment of certain targets and continue through month twelve of the anniversary of the transaction in equal installments.  During the previous year Shop To Earth had generated approximately $24 million in sales and earned approximately $200,000 in income.

ShopToEarth is a leading direct sales affiliate e-commerce online retailer. STE has long-established partnerships with over 2,300 nationally recognized retailers such as Walmart, Home Depot, Ebay, Petsmart and Target, while also providing over 20,000 green products through its relationship with 300-plus green retailers such as Avalon Organics, Burt's Bees, Seventh Generation and Alba. ShopToEarth's mission is one of promoting not only its business, but more so products that are good for people and good for the planet. Shop To Earth is based in Las Vegas Nevada.

Concurrently with the execution of the Agreement, the Company also entered into an evergreen employment agreement with Patrick Welsh, the Chief Executive Officer of ShopToEarth.  Under the employment agreement, Mr. Welsh will become an Independent Store Owner (ISO) and  also an executive director of business development for KaChing KaChing, Inc.   Mr. Welsh’s compensation shall be based on commissions generated from the ISO’s compensation plan.  The Company also agreed to grant options to Mr. Welsh for the purchase of 3,000,000 shares of the Company’s common stock over a three year period at varying price levels, based upon the achievement of defined  goals. The options vest upon the attainment of those goals.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Effective November 15, 2010, the Company closed the acquisition of ShopToEarth as contemplated by the Agreement.  For additional information regarding ShopToEarth, Inc. and the terms of the acquisition, see Item 1.01 above.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective November 18, 2010, the Company issued a total of 2,231,295 to ShopToEarth, Inc. of which 1,000,000 will be held in escrow and may be distributed beginning on the seven month anniversary of the transaction upon the attainment of certain targets. The foregoing shares to ShopToEarth were issued in reliance upon an exemption from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit Number	Description

50.01	Asset Purchase Agreement

50.02	Patrick Welsh Employment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Beyond Commerce, Inc.
Date: November 17, 2010
	By:	/s/ Mark V. Noffke
Mark V. Noffke
Chief Financial Officer

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